UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042 (Address of principal executive offices, including ZIP code)
(713) 499-6200 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, on February 28, 2012, Gary J. Konnie, Vice President—Human Resources of U.S. Concrete, Inc. (the “Company”), provided notice of his intention to leave the Company in connection with the Company’s relocation of its corporate headquarters to Euless, Texas, which will become effective on June 29, 2012.  On June 25, 2012, Mr. Konnie entered into a management consulting agreement (the “Consulting Agreement”) with the Company.  Under the Consulting Agreement, among other things, Mr. Konnie will provide certain consulting services to the Company from July 2, 2012 until December 31, 2012, and Mr. Konnie will receive a consulting fee of $60,000 for his services.  The Consulting Agreement also contains certain non-disclosure and non-solicitation provisions.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Management Consulting Agreement, dated June 25, 2012, by and between U.S. Concrete, Inc. and Gary J. Konnie.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: June 29, 2012	By: /s/	William J. Sandbrook
William J. Sandbrook
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Management Consulting Agreement, dated June 25, 2012, by and between U.S. Concrete, Inc. and Gary J. Konnie.